UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2005

P-Com, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3175 S. Winchester Boulevard, Campbell, California		95008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408.866.3666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 28, 2005, P-Com issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report, announcing a restructuring plan that will significantly curtail current spending, and substantially reduce liabilities and operating and other costs (the "Restructuring Plan"). The Restructuring Plan was caused by the substantial operating losses incurred by P-Com, and management ’s assessment that substantial operating losses would continue in the short term absent a plan to restructure the business, and substantially reduce its cost structure. In addition, absent such a plan, P-Com would likely be unable to attract financing on reasonable terms, if at all.

The Restructuring Plan includes the divestiture of certain unprofitable product lines, which includes certain of our licensed point-to-point microwave products. P-Com will, however, continue the sale of its unlicensed radio products, and certain of its licensed radio products, including refurbished licensed products in connection with our repair and maintenance business. The Restructuring Plan also currently includes a reduction in work force from approximately 130 full and part-time employees to approximately 60 employees worldwide by the end of the third quarter 2005. The anticipated cost of the Restructuring Plan is approximately $5.0 million, and includes severance and related liabilities, costs associated with the cancellation of purchase order commitments, the write-down of certain inventory, and the loss anticipated from the divestiture of P-Com’s Italian operations. Management currently anticipates that the Restructuring Plan will be completed by the end of the third quarter 2005. The Company’s Board of Directors approved the Restructuring Plan on April 27, 2005.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including forward-looking statements regarding our anticipated reduction in work force, our Restructuring Plan (including the anticipated costs and timing of such actions), and our cost structure. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause P-Com's actual results to differ materially from these forward-looking statements include P-Com's ability to achieve positive cash flow; P-Com’s deteriorating cash position and its need to raise additional capital, and whether that capital is available on acceptable terms, if at all; the continued intense competition from leading telecommunications equipment and technology suppliers resulting in lower average selling prices; fluctuations in customer demand; reliance upon subcontractors; the timing of new technology and product introductions; and the risk of early obsolescence; and P-Com’s dependence on the sale of refurbished licensed radio products. Please refer to our reports and filings with the Securities and Exchange Commission, including our reports on Form 10-K, 10-Q and 8-K, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

See attached Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P-Com, Inc.

April 28, 2005	By:	/s/ Daniel W. Rumsey

Name: Daniel W. Rumsey
Title: Chief Restructuring Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of P-Com, Inc., dated April 28, 2005